Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Lillian D. Etzkorn, CFO
Phone: (574) 535-1125
E Mail: LCII@lci1.com

LIPPERT ACQUIRES FREEDMAN SEATING COMPANY

Elkhart, Indiana – April 29, 2025 - LCI Industries (NYSE: LCII), through its wholly owned subsidiary, Lippert Components, Inc. (“Lippert”), a leading supplier of engineered components to the recreation and transportation markets, today announced that it has acquired substantially all of the business assets of Freedman Seating Company (“Freedman”), an Illinois-based manufacturer of transportation seating solutions.

For over 130 years, Freedman has provided a variety of seating solutions to the bus, rail, marine, delivery truck, specialty and commercial vehicle markets. A family-owned company since 1894, Freedman’s seating manufacturing roots date back to the horse drawn carriage. Today, they are a leading supplier of seating solutions for a multitude of bus OEMs, distributors, the federal government and many states and municipalities. Following the acquisition, Freedman’s seating operations will continue in Chicago for the foreseeable future, honoring its longstanding ties to the local workforce and community partners.

Lippert is no stranger to the bus and transportation vehicle markets, providing window and glass solutions to these industries for over 12 years. In March of this year, Lippert completed the acquisition of Trans Air, a leading manufacturer of climate control systems for the commercial bus industry. The addition of Freedman continues to build upon Lippert’s diversification strategy into the transportation vehicle markets, giving them a comprehensive product offering to a very familiar customer base.

Ryan Smith, Group President of Lippert’s North American OEM Operations is excited to continue the expansion into these new markets: “We are pleased to welcome the Freedman team to the Lippert family. Between the two companies, we have almost 200 years combined of family leadership and there’s not too many organizations that can claim that. We’re excited to add Freedman’s seating line to our growing portfolio of bus and transportation vehicle products and with our combined leadership teams we will be able to offer a better-than-ever customer experience to our partners in these industries.”

Andrew Pocock, Lippert’s EVP of Building and Transportation Products, commented: “We are excited to add the Freedman legacy to the Lippert family. Together, we can provide an elevated experience to our customer partners through our combined product offerings in the transportation vehicle market. I know both the Lippert and Freedman teams are looking forward to hitting the ground running in the coming months.”

Craig Freedman, CEO, commented on his family company’s new chapter: “We’re excited that we’ve found a future with Lippert. They’ve expressed admiration for what we’ve built and want to help us grow it in ways that honor our mission and values. This acquisition gives us the opportunity to build on our legacy, expand our reach, and invest even more in our team.”

About LCI Industries

LCI Industries (NYSE: LCII), through its Lippert subsidiary, is a global leader in supplying engineered components to the outdoor recreation and transportation markets. We believe our innovative culture, advanced manufacturing capabilities, and dedication to enhancing the customer experience have established Lippert as a reliable partner for both OEM and aftermarket customers. For more information, visit www.lippert.com.

Forward-Looking Statements

This press release contains certain "forward-looking statements" with respect to integration of the businesses, expected growth, including in sales, development and pipeline, following the transaction, and the expected impact of the transaction on the Company’s operations, markets, prospects, strategies, customer experience, synergies and efficiencies, and other matters. Statements in this press release that are not historical facts are "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and involve a number of risks and uncertainties.

Forward-looking statements are necessarily estimates reflecting the best judgment of the Company’s senior management at the time such statements were made. There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this press release, (i) the transaction may involve unexpected costs or liabilities; (ii) the Company may be unable to achieve expected synergies and operating efficiencies from the transaction within the expected time frames or at all; (iii) the Company may be unable to successfully integrate Freedman’s operations into its own, or such integration may be more difficult, time consuming or costly than expected; (iv) following the transaction, revenues may be lower than expected, and operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected; (v) the Company may be adversely affected by other economic, business, and/or competitive factors; (vi) risks that the transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction; and (vii) the risks described from time to time in the Company’s reports filed with the Securities and Exchange Commission under the heading “Risk Factors,” including the Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and in the Company’s subsequent filings with the Securities and Exchange Commission. Readers of this press release are cautioned not to place undue reliance on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. The Company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.

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